                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|

Filed by a party other than the registrant |   |
Check the appropriate box:
| | Preliminary proxy statement
|X| Definitive proxy statement
| | Definitive additional materials
| | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  FOGDOG, INC.

--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required.

| | Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange
          Rule 0-11 (Set forth the amount on which the

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
     | | Fee paid previously with preliminary materials:

     | | Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------
     (2)  Form, schedule or registration statement no.:

          ----------------------------------------------------------------------
     (3)  Filing party:

          ----------------------------------------------------------------------
     (4)  Date filed:

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

                            [LOGO OF FOGDOG SPORTS]

                                 FOGDOG, INC.
                                 500 Broadway
                            Redwood City, CA 94063
                                (650) 980-2500

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON May 25, 2000

  The annual meeting of stockholders of Fogdog, Inc., a Delaware corporation, will be held on Thursday, May 25, 2000 at 10:00 a.m., local time, at the Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California 94306 for the following purposes:

    1. To elect two directors to serve for a three-year term ending in the year 2003 and until their successors are duly elected and qualified.

    2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2000;

    3. To approve an amendment to our 1999 Stock Incentive Plan that will increase the number of shares of common stock authorized for issuance over the term of the 1999 plan by an additional 1,500,000 shares.

    4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

  The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 17, 2000, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Timothy P. Harrington
                                          _____________________________________
                                          Timothy P. Harrington
                                          Chief Executive Officer

Redwood City, California
April 28, 2000


 YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 FOGDOG, INC.
                                 500 Broadway
                            Redwood City, CA 94063
                                (650) 980-2500

                                PROXY STATEMENT

  Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 28, 2000.

                       GENERAL INFORMATION ABOUT VOTING

Who can vote?

  You can vote your shares of common stock if our records show that you owned the shares on April 17, 2000. A total of 34,760,344 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

  Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the two director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

  The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

  Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

  Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

  If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

  We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

  If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal, such as the amendments to the plan.

Who pays for this proxy solicitation?

  We bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

When is the deadline for receipt of stockholder proposals for the 2001 annual meeting?

  Proposals of our stockholders that are intended to be presented by such stockholders at our 2001 annual meeting must be received no later than December 2, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the board of directors for the 2001 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 17, 2001.

                     PROPOSAL NO 1: ELECTION OF DIRECTORS

  Our board of directors is divided into three classes designated Class I, Class II and Class III. The number of directors is determined from time to time by the board of directors and is currently fixed at nine (9) members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified. At this year's annual meeting, Class I directors will stand for re-election.

  In March 2000, two of our board members, both of whom were Class I directors, resigned, and our remaining directors appointed one new Class I director, Ms. Donna de Varona in April 2000. In addition, Mr. Fredrick M. Gibbons, a Class I director, will not be standing for re-election. Consequently, Mr. Ralph T. Parks, formerly a Class III director, will now stand for re-election as a Class I director. There will be one vacancy on the board until a qualified candidate is identified. Accordingly, two directors are to be elected at this annual meeting to serve until the 2003 annual meeting, and until their successors are elected and duly qualified. In the event either nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The proxies cannot be voted for a greater number of persons than the nominees named therein. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

  Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors To Be Elected At The 2000 Annual Meeting

  Ralph T. Parks, age 54, has served as a director since September 1999. Mr. Parks served as President of Footaction USA, a footwear retailer, from 1991 to 1999 and as Footaction's Executive Vice President and Chief Operating Officer from 1987 to 1991.

  Donna de Varona, age 52, has served as director since April 2000. Ms. de Varona was a two-time gold medal winner at the 1964 Olympics in Tokyo. From 1965 to 1999, Ms. de Varona has been a broadcasting personality with the American Broadcasting Network, covering ten Olympic games, receiving an Emmy for her coverage of the 1991 Olympic games. Ms. de Varona is the founder of the Women's Sports Foundation and a member of the 1999 Women's World Cup Organizing Committee. Ms. de Varona holds a B.S. in political science from the University of California, Los Angeles.

Directors Whose Terms Expire In 2001

  Lloyd D. "Chip" Ruth, age 53, has served as a director since March 1999. Since January 1987, Mr. Ruth has served as a Partner of Marquette Venture Partners, a venture capital firm that he co-founded. Mr. Ruth holds a B.S. in industrial engineering from Cornell University, an M.S. in computer science from the Naval Postgraduate School in Monterey and an M.B.A. from Stanford University's Graduate School of Business.

  Warren J. Packard, age 33, has served as a director since June 1999. Since June 1997, Mr. Packard has been a venture capitalist with Draper Fisher Jurvetson, a venture capital firm. Prior to joining Draper Fisher Jurvetson, from January 1996 until June 1997, Mr. Packard was Vice President of Business Development of Angara Database Systems, a main-memory database technology company which he founded. From June 1996 to January 1997, Mr. Packard was an Associate at Institutional Venture Partners, a venture capital firm, investing in early-stage technology companies. From August 1991 to August 1995, Mr. Packard served as a Senior Principal Engineer in the New Business and Advanced Product Development Group at Baxter International. He currently serves as a director of Chili!Soft, Inc., Corvia Networks, Inc., Digital Impact, Inc., DigitalWork, Inc., Direct Hit Technologies, Inc., Eclipse International and Best Offer.Com, Inc. Mr. Packard holds a B.S. and M.S. in Mechanical Engineering from Stanford University and an M.B.A. from Stanford University's Graduate School of Business.

  Brett M. Allsop, age 29, is a co-founder of Fogdog, Inc., and has served as Chairman of the board of directors and President of the International Division since January 1999. From June 1998 to January 1999, Mr. Allsop served as our Chief Executive Officer. From October 1994 to June 1998, Mr. Allsop served as our President. Mr. Allsop holds a B.A. engineering degree in values, technology, science and society from Stanford University.

Directors Whose Terms Expire In 2002

  Timothy P. Harrington, age 43, joined us in June 1998 as President, Chief Operating Officer and a director. In January 1999, he became Chief Executive Officer and ceased serving as Chief Operating Officer. Prior to joining us, from March 1997 to April 1998, Mr. Harrington served as General Manager of GolfWeb, Inc., a golf information and e-commerce web site. From June 1996 to December 1996, Mr. Harrington served as the Director of National Accounts for Cobra Golf, Inc., a manufacturer of golf equipment. Prior to working with Cobra Golf, Inc., from June 1979 to June 1996, Mr. Harrington served in various financial management positions with International Business Machines Corporation, a computer systems corporation, including Chief Operating Officer for International Business Machines' education division. Mr. Harrington was a Sloan Fellow at Stanford University's Graduate School of Business. Mr. Harrington holds a B.B.A. in accounting from Siena College and an M.S. in business management from Stanford University's Graduate School of Business.

  Ray A. Rothrock, age 45, has served as a director since March 1999. Mr. Rothrock serves as a General Partner of Venrock Associates, a venture capital firm. Mr. Rothrock also serves on the boards of directors of Check Point Software Technologies Ltd., USinternetworking, Inc. and several private companies, including Appliant, General Bandwidth, PrintNation.com, QPass, Reciprocal, Simba Technology, Shym Technology, Space.com and Versity.com. Mr. Rothrock holds a B.S. in nuclear engineering from Texas A&M University, an M.S. in nuclear engineering from the Massachusetts Institute of Technology and an M.B.A. with distinction from the Harvard Business School.

                     THE BOARD OF DIRECTORS AND COMMITTEES

  Our board of directors met ten times during 1999. The board of directors has an audit committee and a compensation committee. Each director participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which such director served during 1999.

  The audit committee currently consists of three directors, Messrs. Gibbons, Rothrock and Packard, and met three times in 1999. The audit committee reviews and supervises our financial controls, including the selection of our auditors, reviews our books and accounts, meets with our officers regarding our financial controls, acts upon recommendations of our auditors and takes further actions as the audit committee deems necessary to complete an audit of our books and accounts, as well as other matters that may come before it or as directed by the board.

  The compensation committee consisted of three directors, Messrs. Huff, Maxfield and Ruth, and did not meet in 1999. Following the resignations of Messrs. Huff and Maxfield, the compensation committee now consists of two directors, Messrs. Ruth and Parks. The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by the board.

Director Compensation

  We currently do not compensate any non-employee member of the board of directors. Directors who are also employees do not receive additional compensation for serving as directors.

  Under the 1999 plan, non-employee directors will receive 10,000 shares pursuant to the automatic option grant program upon becoming directors and 2,500 shares on the date of each annual meeting of stockholders.

Each initial automatic option will vest in three successive equal annual installments upon the optionee's completion of each year of board service over the three year period measured from the grant date. Each annual automatic option will vest in one installment upon optionee's completion of the one year period of service measured from the grant date. The 1999 plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of an option with an exercise price below the then fair market value. Non-employee directors will also be eligible to receive discretionary option grants and direct stock issuances under the 1999 Plan. For further information concerning the automatic option grant, discretionary option grant and stock issuance programs under the 1999 plan, please see Proposal No. 3, below.

  As of April 15, 2000, one non-employee director received an option grant pursuant to our 1999 plan. In February 2000, Mr. Parks received 10,000 shares under the Discretionary Option Grant Program. These shares are immediately exercisable; however, we have a repurchase right in the event the director ceases to be on the board prior to the expiration of his term of service.

Recommendation Of The Board Of Directors

  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

            PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

  The board of directors has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2000. In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board of directors believes that such a change would be in the best interests of Fogdog, Inc., and its stockholders.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

  Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the current year.

Required Vote

  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2000 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation Of The Board Of Directors

  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

   PROPOSAL NO 3: APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

  Our stockholders are being asked to approve an amendment to the 1999 Stock Incentive Plan that will increase the number of shares of common stock reserved for issuance under the 1999 plan by an additional one million five hundred thousand (1,500,000) shares.

  The board of directors believes the amendment is necessary to assure that a sufficient reserve of common stock remains available for issuance under the 1999 plan to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. Equity incentives play a significant role in our efforts to remain competitive in the market for talented individuals, and we rely on such incentives as a means to attract and retain highly qualified individuals in the positions vital to our success.

  The following is a summary of the principal features of the 1999 plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual 1999 plan document may do so upon written request to Fogdog, Inc., at 500 Broadway, Redwood City, California 94063.

  The amendment was adopted by the board of directors on February 25, 2000, subject to stockholder approval at the Annual Meeting.

Equity Incentive Programs

  The 1999 plan consists of five (5) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Option Grant Program for non-employee board members and (v) the Director Fee Option Grant Program for non-employee board members. The principal features of each program are described below. The compensation committee of the board has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to our executive officers and non-employee board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the board may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee board members. The compensation committee has complete discretion to determine the calendar year or years in which the Salary Investment Option Grant and Director Fee Option Grant Programs will be in effect and to select the individuals who are to participate in the Salary Investment Option Grant Program. All grants made to the participants in the Salary Investment Option Grant and Director Fee Option Grant Programs are governed by the express terms of those programs. Neither the compensation committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of such program.

  The term plan administrator, as used in this summary, will mean the compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1999 plan.

Share Reserve

  Seven million seven hundred ninety-six six hundred thirty-one (7,796,631) shares of common stock have been reserved for issuance over the term of the 1999 plan, including the one million five hundred thousand shares of common stock subject to this proposal. In addition, on the first trading day of each calendar year for calendar years 2001 through 2005, the number of shares of common stock available for issuance under the 1999 plan will automatically increase by an amount equal to three percent (3%) of the shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, subject to a maximum annual increase of 2,000,000 shares.

  As of March 31, 2000, 4,833,268 shares of common stock were subject to outstanding options under the 1999 plan, 1,326,591 shares of common stock had been issued under the 1999 plan, and 1,636,772 shares of common stock remained available for future issuance, assuming stockholder approval of this proposal.

  No participant in the 1999 plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 1,000,000 shares of common stock in the aggregate per calendar year. Stockholder approval of this proposal will also constitute a reapproval of the 1,000,000-share limitation for purposes of Internal Revenue Code Section 162(m).

  The shares of common stock issuable under the 1999 plan may be drawn from shares of our authorized but unissued shares of such common stock or from shares of such common stock reacquired by us, including shares repurchased on the open market.

  In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate, annually and per participant) under the 1999 plan and the securities and the exercise price per share in effect under each outstanding option.

Eligibility

  Officers and employees, non-employee board members and independent consultants in the service of Fogdog, Inc., or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Executive officers and other highly paid employees are also eligible to participate in the Salary Investment Option Grant Program. Participation in the Automatic Option Grant and Director Fee Option Grant Programs is limited to non-employee members of the board.

  As of March 31, 2000, five executive officers, six non-employee board members and approximately one hundred seventy other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The five executive officers were also eligible to participate in the Salary Investment Option Grant Program, and the six non-employee board members were also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

Valuation

  The fair market value per share of common stock on any relevant date under the 1999 plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On April 14, 2000 the fair market value per share determined on such basis was $3.875.

Discretionary Option Grant Program

  The plan administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

  Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

  Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

  The plan administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from us equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of common stock.

  The plan administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of common stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

Salary Investment Option Grant Program

  The compensation committee has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing us to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program.

  Each selected individual who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

  The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount by which the optionee's salary is to be reduced for the calendar year. In effect, the salary reduction serves as an immediate prepayment, as of the time of the option grant, of two-thirds of the then current market price of the shares of common stock subject to the option.

  The option will become exercisable in a series of twelve equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis should we experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three-year period measured from the date of the optionee's cessation of service.

  We have not yet implemented the Salary Investment Option Grant Program.

Stock Issuance Program

  Shares of common stock will be issued under the Stock Issuance Program at a price per share determined by the plan administrator, but the purchase price will not be less than the fair market value of the shares on the issuance date. Shares will be issued for such valid consideration as the plan administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Automatic Option Grant Program

  Under the Automatic Option Grant Program, eligible non-employee board members receive a series of option grants over their period of board service. Each non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option grant for 10,000 shares of common stock provided such individual has not been in our previous employ. In addition, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee board member will automatically be granted an option to purchase 2,500 shares of common stock, provided he or she has served as a non-employee board member for at least six months. There will be no limit on the number of such 2,500-share option grants any one eligible non-employee board member may receive over his or her period of continued board service.

  Stockholder approval of this proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Stockholders Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

  Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of board service. Each automatic option will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares. Each initial 10,000-share automatic option will vest in three successive equal annual installments upon the optionee's completion of each year of board service over the three-year period measured from the grant date. Each annual 2,500-share automatic option will vest in one installment upon optionee's completion of the one-year period of service measured from the grant date. However, each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of Fogdog, Inc., or upon the optionee's death or disability while a board member. Following the optionee's cessation of board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

Director Fee Option Grant Program

  The compensation committee has complete discretion in implementing the Director Fee Option Grant Program for one or more calendar years in which non-employee board members may participate. As a condition to such participation, each non-employee board member must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing us to apply all or a portion of his or her cash retainer fee for the upcoming calendar year to the acquisition of a special option grant under the program.

  Each non-employee board member who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that retainer fee election is to be in effect.

  The number of shares subject to each such option will be determined by dividing the amount of the retainer fee for the calendar year to be applied to the program by two-thirds of the fair market value per share of our common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee that optionee has elected to be applied to the program. In effect, the portion of the annual retainer fee otherwise payable in cash serves as an immediate prepayment, as of the time of the option grant, of two-thirds of the then current market price of the shares of common stock subject to the option.

  The option will become exercisable in a series of 12 equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such retainer fee election is in effect and will become immediately exercisable for all the option shares on an accelerated basis should we experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of
(i) the expiration of the ten-year option term or (ii) the end of the three-year period measured from the date of the optionee's cessation of service.

  We have not yet implemented the Director Fee Option Grant Program.

General Provisions

 Acceleration

  In the event that we are acquired by merger, asset sale or sale by the stockholders of more than 50% of our outstanding voting stock recommended by the board, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

  The plan administrator will have the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition, whether or not those options are assumed or replaced, (ii) upon a hostile change in control effected through a tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of board members, or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced or otherwise continued in effect upon a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Salary Investment Option Grant Program, the Automatic Option Grant Program and the Director Fee Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

  The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

 Limited Stock Appreciation Rights

  Each option granted under the Salary Investment Option Grant Program, the Automatic Option Grant Program and the Director Fee Option Grant Program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of our outstanding voting securities or a change in a majority of the board as a result of one or more contested elections for board membership, the option may be surrendered to us in return for a cash distribution from us. The amount of the distribution per surrendered option share will be equal to the excess of
(i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over, and (ii) the exercise price payable per share under such option. In addition, the plan administrator may grant such rights to our officers as part of their option grants under the Discretionary Option Grant Program.

  Stockholder approval of this proposal will also constitute pre-approval of each limited stock appreciation right granted under the Salary Investment Option Grant Program, the Automatic Option Grant Program and Director Fee Option Grant Program and the subsequent exercise of those rights in accordance with the foregoing terms.

 Financial Assistance

  The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

 Special Tax Election

  The plan administrator may provide one or more holders of non-statutory options or unvested share issuances under the 1999 plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

 Amendment and Termination

  The board may amend or modify the 1999 plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the 1999 plan will terminate on the earliest of (i) September 21, 2009, (ii) the date on which all shares available for issuance under the 1999 plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership.

Stock Awards

  The table below shows, as to our Chief Executive Officer, the four other most highly compensated executive officers (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 1999 plan from December 8, 1999 (the effective date of the 1999 plan) through March 31, 2000, together with the weighted average exercise price payable per share. We have not made any direct stock issuances to date under the 1999 plan.

                              OPTION TRANSACTIONS

                                            Number of Shares  Weighted Average
                                           Underlying Options  Exercise Price
            Name and Position                 Granted (#)      Per Share ($)
            -----------------              ------------------ ----------------
Timothy P. Harrington....................         --                --
 Chief Executive Officer and Director

Timothy J. Joyce.........................         --                --
 President

Marcy E. von Lossberg....................         --                --
 Former Chief Financial Officer

Robert S. Chea...........................         --                --
 Vice President, Engineering

Brett M. Allsop..........................         --                --
 President, International Division,
 Chairman of the Board and Former Chief
 Executive Officer

Ralph T. Parks...........................         --                --
 Director Nominee

Donna de Varona..........................         --                --
 Director Nominee

All current executive officers as a group
 (#).....................................         --                --

All current non-employee directors as a
 group (#)...............................         --                --

All employees, including current officers
 who are not executive officers, as a
 group (#)...............................         --                --

Federal Income Tax Consequences

 Option Grants

  Options granted under the 1999 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

  If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

  Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

  We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. In general, we will be allowed the deduction for the taxable year in which such ordinary income is recognized by the optionee.

 Stock Appreciation Rights

  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. We will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

 Direct Stock Issuances

  The tax principles applicable to direct stock issuances under the 1999 plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

  We anticipate that any compensation deemed paid by us in connection with the disqualifying dispositions of incentive stock option shares, or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Code Section 162(m).

Accounting Treatment

  Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

  Option grants or stock issuances made under the 1999 plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to us in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against our earnings over the period that the option shares or issued shares are to vest.

  On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the proposed interpretation, as subsequently modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee board members) after December 15, 1998 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to our reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

  Should one or more individuals be granted tandem stock appreciation rights under the 1999 plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end, would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

New Plan Benefits

  As of March 31, 2000, no stock options had been granted, and no shares of common stock had been issued, on the basis of the share increase that is the subject of this proposal. However, on the date of the Annual Meeting, Messrs. Packard, Parks, Rothrock and Ruth each will receive an option grant for 2,500 shares at an exercise price equal to the fair market value per share of common stock on that date.

Stockholder Approval

  The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the 1999 plan. Should such stockholder approval not be obtained, then the one million five hundred thousand (1,500,000) share increase to the share reserve under the 1999 plan will not be implemented, any stock options granted under the 1999 plan on the basis of such increase will immediately terminate without ever becoming exercisable for the shares of common stock subject to those options, and no additional options or stock issuances will be made on the basis of such increase. The 1999 plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the 1999 plan until all the shares available for issuance under the 1999 plan have been issued pursuant to such option grants and direct stock issuances.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

                                 OTHER MATTERS

  Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

  A copy of our Annual Report for the 1999 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material. It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

  We have filed an Annual Report on Form 10-K for the year ended December 31, 1999 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Bryan J. LeBlanc, Chief Financial Officer, Fogdog, Inc., 500 Broadway, Redwood City, California 94063.

                                  MANAGEMENT

  The following sets forth certain information regarding the executive officers and the Chairman of the board of directors of Fogdog, Inc., as of April 15, 2000.

             Name           Age                          Position
             ----           ---                          --------
   Timothy P. Harrington...  43 Chief Executive Officer
   Timothy J. Joyce........  44 President
   Bryan J. LeBlanc........  33 Vice President, Finance and Chief Financial Officer
   Marcy E. von Lossberg...  30 Chief People Officer
   Robert S. Chea..........  28 Vice President, Engineering
   Brett M. Allsop.........  29 President, International Division and Chairman of the Board

  Timothy P. Harrington. See "Proposal No. 1: Election of Directors" for Mr. Harrington's biography.

  Timothy J. Joyce. Mr. Joyce joined us in August 1999 as President. Prior to joining us, from April 1980 to August 1999, Mr. Joyce held various positions at Nike, Inc., an athletic apparel and footwear manufacturer, serving as Divisional Vice President for Global Sales from February 1997 to August 1999, Director of European Sales from August 1994 to February 1997, Director of USA Footwear Sales from May 1990 to August 1994 and Regional Sales Manager from March 1987 to May 1990. Mr. Joyce holds both a B.A. and an M.S. in sports administration from Ohio University.

  Bryan J. LeBlanc. Mr. LeBlanc joined us in November 1999 as the Director of Finance and Planning. In March 2000, Mr. LeBlanc became Vice President of Finance and Chief Financial Officer. Prior to joining us, Mr. LeBlanc was the director of corporate finance for Documentum, Inc., a public enterprise software development and consulting corporation. Prior to that, between 1988 and 1997, he held various financial management positions with electronic design automation software company Cadence Design Systems, Inc. Mr. LeBlanc holds an MBA from the University of Santa Clara and a BA from Holy Cross College.

  Marcy E. von Lossberg. Ms. von Lossberg joined us in January 1995 as Chief Financial Officer, although she currently serves as Chief People Officer. Prior to joining us from April 1993 to December 1994, Ms. von Lossberg served as a Senior Business Planner for Walt Disney Studios, an entertainment and media company. From June 1991 to March 1993, Ms. von Lossberg served as a financial analyst for BT Securities, a financial services company. Ms. von Lossberg holds a B.A. in economics and political science from Stanford University.

  Robert S. Chea. Mr. Chea is a co-founder of Fogdog, Inc., and has served as Vice President of Engineering since October 1994. Prior to founding Fogdog, Inc., from January 1994 to September 1994, Mr. Chea served as an engineer at Award Software International, Inc., a firmware software vendor. Mr. Chea holds a B.S. in electrical engineering from Stanford University.

  Brett M. Allsop. See "Proposal No. 1: Election of Directors" for Mr. Allsop's biography.

Compensation Committee Interlocks and Insider Participation

  The compensation committee of the board for 1999 consisted of Messrs. Huff, Maxfield and Ruth. The compensation committee is currently comprised of Messrs. Ruth and Parks. None of the present or former members of the compensation committee were at any time during fiscal year 1999 or at any other time an officer or employee of ours. None of our executive officers serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

                      BENEFICIAL OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 15, 2000 by (i) all persons who are beneficial owners of five percent (5%) or more of our common stock, (ii) each director and nominee, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                      Number of    Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
       Name and Address of Beneficial Owner(1)          Owned       Owned(2)
       ---------------------------------------       ------------ ------------
Entities affiliated with Whitney Equity
 Partners(3)........................................   4,377,830     12.08
Entities affiliated with Draper Fisher
 Jurvetson(4).......................................   4,320,337     11.95
Nike USA, Inc.(5)...................................   4,114,349     10.19
Entities affiliated with Sprout Group, L.P.(6)......   2,728,972      7.53
Entities affiliated with Venrock Associates(7)......   3,045,635      8.40
Timothy P. Harrington(8)............................   1,335,833      3.58
Timothy J. Joyce(9).................................     750,500      2.02
Marcy E. von Lossberg(10)...........................     379,699      1.04
Robert S. Chea(11)..................................   1,202,500      3.32
Brett M. Allsop(12).................................   1,162,500      3.20
Frederick M. Gibbons(13)............................     208,605       *
Warren J. Packard(4)................................   4,320,337     11.95
Ralph T. Parks(14)..................................      26,666       *
Lloyd D. Ruth(15)...................................   1,086,780      3.00
Ray A. Rothrock(7)..................................   3,045,635      8.42
All directors and executive officers as a group (10
 persons) (16)......................................  13,519,055     35.13

--------
  * Less than one percent of the outstanding common stock.
 (1) Unless otherwise specified, the address of each beneficial owner is c/o Fogdog, Inc., 500 Broadway, Redwood City, California 94063.
 (2) Percentage of ownership is based on 36,254,125 shares of common stock outstanding on April 15, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 15, 2000, are deemed outstanding for computing the ownership percentage of the person holding such option or warrant but are not deemed outstanding for computing the ownership percentage of any other person.
 (3) Principal address is 177 Broad Street, Stamford, CT 06901. Represents 4,269,942 shares of common stock held by J.H. Whitney III, L.P. and 102,888 shares of common stock held by Whitney Strategic Partners III, L.P.
 (4) Principal address is 400 Seaport Court, Suite 250, Redwood City, CA 94063. Represents 4,017,450 shares of common stock held by Draper Fisher Associates Fund IV, L.P., and 302,387 shares of common stock held by Draper Fisher Partners IV, L.L.C. Mr. Packard disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest in entities affiliated with Draper Fisher Jurvetson.
 (5) Principal address is One Bowerman Drive, Beaverton, OR 97005. Represents warrants held by Nike USA, Inc., to purchase 4,114,349 shares of common stock at an exercise price of $1.54 per share.
 (6) Principal address is 3000 Sand Hill Road, Building 3, Suite 170, Menlo Park, CA 94025-7114. Includes 7,914 shares of common stock held by DLJ Capital Corp., 206,432 shares of common stock held by DLJ ESC II, L.P., 2,372,288 shares of common stock held by Sprout Capital VIII, L.P. and 142,338 shares of common stock held by Sprout Venture Capital, L.P.

 (7) Principal address is 30 Rockefeller Plaza, Room 5508, New York, NY 10112. Represents 1,248,710 shares of common stock held by Venrock Associates and 1,796,925 shares of common stock held by Venrock Associates II, L.P. Mr. Rothrock disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest in entities affiliated with Venrock Associates.
 (8) Includes 1,038,888 shares of common stock issuable upon the exercise of immediately exercisable options.
 (9) Includes 750,000 shares of common stock issuable upon the exercise of immediately exercisable options.
(10) Includes 116,666 shares of common stock issuable upon the exercise of immediately exercisable options.
(11) Includes 49,306 shares of common stock issuable upon the exercise of immediately exercisable options.
(12) Includes 66,666 shares of common stock issuable upon the exercise of immediately exercisable options.
(13) Principal address is 11800 Murieta Lane, Los Altos Hills, CA 94022. Includes warrants to purchase 5,333 shares of common stock at an exercise price of $0.8438 per share.
(14) Represents 26,666 shares of common stock issuable upon the exercise of immediately exercisable options.
(15) Principal address is 520 Lake Cook Road, Suite 450, Deerfield, IL 60015. Represents 1,086,780 shares of common stock held by Marquette Venture Partners III, L.P. Mr. Ruth disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest in Marquette Venture Partners III, L.P.
(16) Includes 2,233,525 shares of common stock issuable upon the exercise of warrants and immediately exercisable options.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following table provides certain information summarizing the compensation earned by each individual serving as our Chief Executive Officer during fiscal year 1999, and each of the four other most highly compensated executive officers whose salary and bonus was in excess of $100,000 for fiscal year 1999, for services rendered in all capacities to Fogdog, Inc., and its subsidiaries for each of the last three fiscal years, as applicable. The individuals named in the table will be referred to as the "Named Executive Officers." No other executive officers who would have been included in the table on the basis of their salary and bonus for fiscal year 1999 resigned or terminated employment during fiscal year 1999. For a list of current executive officers, see "Management" above.

                          SUMMARY COMPENSATION TABLE

                                                               Long Term
                                 Annual Compensation      Compensation Awards
                                 --------------------   -----------------------
                                                        Number of
                                                        Securities  All Other
    Name and Principal                                  Underlying Compensation
         Position           Year Salary ($) Bonus ($)   Option (#)     ($)
    ------------------      ---- ---------- ---------   ---------- ------------
Timothy P. Harrington.....  1999  170,000    50,000(3)   533,333         --
 Chief Executive Officer    1998   86,442       --       800,000         --

Timothy J. Joyce(1).......  1999  116,667    15,271(4)   750,000      60,000(5)
 President                  1998      --        --           --          --

Marcy E. von Lossberg(2)..  1999  115,000    17,986       66,666         --
 Former Chief Financial
  Officer                   1998   95,517    13,000          --          --

Robert S. Chea............  1999  110,000    17,204(3)    33,333         --
 Vice President,
  Engineering               1998   78,585       --        33,333         --

Brett M. Allsop...........  1999  135,000    17,952(3)    33,333       8,000(6)
 President, International   1998   86,884       --        33,333         --
 Division and
 former Chief Executive
 Officer

--------
(1) Mr. Joyce joined us in August 1999. His annualized 1999 salary was
    $280,000.

(2) Ms. von Lossberg, currently our Chief People Officer, will resign effective April 30, 2000.

(3) The officer is eligible for a bonus of up to 20% of the officer's base salary based on the achievement of performance goals that are mutually agreeable to the officer and us.

(4) The officer is eligible for a bonus of up to 20% of the officer's base salary with the opportunity to earn more through the attainment of performance goals.

(5) Relocation expenses.

(6) Mr. Allsop receives a supplement to his base salary to compensate him for the higher cost of living abroad.

Stock Option Grants in Last Fiscal Year

  The following table contains information concerning the stock option grants made to each of the Named Executive Officers for fiscal year 1999. No stock appreciation rights were granted to these individuals during such fiscal year. In 1999, we granted options to purchase an aggregate of 4,176,000 shares to employees, directors, and consultants under our amended and restated 1999 Stock Incentive Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined in good faith by our board of directors. Options granted are immediately exercisable in full, but any shares purchased under these options that are not vested are subject to our right to repurchase the shares at the option exercise price. In general, this repurchase right lapses with respect to shares in 48 equal monthly installments.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                           Individual Grant
                         ---------------------
                                                                      Potential Realizable
                                                                        Value at Assumed
                                    % of Total                          Annual Rates of
                         Number of   Options                              Stock Price
                         Securities Granted to                          Appreciation for
                         Underlying Employees  Exercise or                Option Term
                          Options   in Fiscal  Base Price  Expiration --------------------
Name                      Granted      Year     ($/Sh)(1)     Date    5% ($)(2) 10% ($)(2)
----                     ---------- ---------- ----------- ---------- --------- ----------
Timothy P. Harrington...  533,333     12.77       0.33      3/31/04     48,625   107,450
Timothy J. Joyce........  750,000     17.96       1.32      8/26/04    273,518   604,404
Marcy E. von Lossberg...   66,666      1.60       0.33      3/31/04      6,078    13,431
Robert S. Chea(3).......   33,333       .79       0.33      3/31/04      3,039     6,716
Brett M. Allsop(3)......   33,333       .79       0.33      3/31/04      3,039     6,716

--------
(1) Each option has a maximum term of five years measured from the grant date, subject to earlier termination following the optionee's cessation of service. The options are immediately exercisable, but any shares purchased under these options that are not vested are subject to repurchase by us at the option exercise price.

(2) There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the five year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) Options granted pursuant to the 1999 plan generally vest in a series of 48 equal monthly installments. However, with respect to Mr. Chea and Mr. Allsop, 8,333 of the options granted to each individual vested on January 1, 1999, and the remaining options vest in a series of 36 equal monthly installments beginning on January 1, 1999.

Aggregated Option Exercises and Fiscal Year-End Values

  The table below sets forth certain information with respect to the Named Executive Officers concerning their exercise of options during fiscal year 1999 and the unexercised options they held as of the end of such fiscal year. No stock appreciation rights were exercised by such individuals during fiscal year 1999, nor did any individual hold any outstanding stock appreciation rights at the end of such fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                 Number of Securities      Value of Unexercised
                           Shares               Underlying Unexercised    in-the-Money Options at
                         Acquired on   Value     Options at FY-End (#)         FY-End ($)(2)
                          Exercise   Realized  ------------------------- -------------------------
 Name                        (#)      ($)(1)   Exercisable Unexercisable Exercisable Unexercisable
 ----                    ----------- --------- ----------- ------------- ----------- -------------
Timothy P. Harrington...   294,444   1,242,595  1,038,889        --       9,753,488        --
Timothy J. Joyce........       --          --     750,000        --       6,135,000        --
Marcy E. von Lossberg...    50,000     212,875    116,666        --       1,082,202        --
Robert S. Chea..........    17,360      73,054     49,306        --         456,949        --
Brett M. Allsop.........       --          --      66,666        --         619,577        --

--------
(1) Based on the fair market value of the shares on the exercise date ($4.34 per share as determined by the board of directors in September 1999) less the exercise price paid for those shares.

(2) Based on the fair market value of the shares at fiscal year-end ($9.50 per share on the basis of the closing selling price on the Nasdaq National Market at fiscal year-end) less the exercise price. If the closing price is less than the exercise price, then the value of unexercised options equals zero.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

  We have entered into employment agreements with Mr. Harrington, Mr. Joyce, Mr. Chea and Mr. Allsop. The material terms of each employment agreement are set forth below.

  In June 1998, we entered into an employment agreement with Mr. Harrington to serve as our President, Chief Operating Officer and a member of our board of directors. The agreement was amended in September 1999. Mr. Harrington's base salary for his services was initially $150,000 per year and was increased to $170,000 per year in 1999 when Mr. Harrington became our Chief Executive Officer. Mr. Harrington is eligible to receive a bonus of up to 20% of his base salary based on the achievement of performance goals that are mutually agreeable to Mr. Harrington and the board of directors. Mr. Harrington also received options to purchase 800,000 shares of our common stock at an exercise price of $0.082 per share. The options are vesting in 48 equal monthly installments over Mr. Harrington's period of service with us. However, the options will become fully vested if we are acquired and the successor corporation does not assume the options or if Mr. Harrington is involuntarily terminated within 12 months following an acquisition. In addition, if Mr. Harrington is terminated by us for any reason other than cause at any time other than within 12 months following an acquisition, he will receive a payment of $200,000 or one full year of salary, whichever is greater, an additional 333,333 option shares will accelerate and Mr. Harrington will provide services to us as a consultant for a period of six months during which time he will continue to vest in his remaining options. Mr. Harrington's employment agreement terminates in September 2000 and automatically renews for successive one year periods, unless terminated earlier upon death, disability, notice from us, with or without cause, or voluntary resignation.

  In August 1999, we entered into a letter agreement with Mr. Joyce to serve as our President. Mr. Joyce is entitled to a base salary of $280,000 per year. Mr. Joyce is also eligible to receive a target bonus of 20% of his base salary with the opportunity to earn more through the attainment of performance goals. Mr. Joyce is also entitled to receive options to purchase 666,666 shares of our common stock, at an exercise price of $1.32 per share, which were granted on August 26, 1999, and vest over a period of four years in a series of 48 equal monthly installments over Mr. Joyce's continued period of service with us. However, if we are acquired within one year of the date of the agreement and the successor corporation does not assume Mr. Joyce's options, the options will vest on an accelerated basis such that 24 months worth of unvested options shall become vested. Mr. Joyce also received a grant of options to purchase 83,333 shares of our common stock, at an exercise price of $1.32 per share, when Nike USA, Inc., opened a retail account for its premium products with us in September 1999, which options will vest fully six months from the date of grant. Mr. Joyce is eligible for reimbursement of $60,000 for relocation expenses.

  In June 1998, we entered into an employment agreement with Mr. Chea to serve as our Vice President of Technology. Mr. Chea's initial base salary for his services was $90,000 and was increased to $110,000 per year in 1999 when Mr. Chea became Vice President, Engineering. Mr. Chea is entitled to receive an annual bonus of up to 20% of his annual base salary based on the achievement of performance goals. Mr. Chea received options to purchase 33,333 shares of our common stock at an exercise price of $0.082 per share. Of these options, 8,333 vested on January 1, 1999, and the remainder are vesting in a series of 36 equal monthly installments over Mr. Chea's period of service with us, as measured from January 1, 1999. Mr. Chea is entitled to 12 weeks of severance pay if he is terminated without cause or if he voluntarily departs with good reason. Mr. Chea's employment agreement terminates in January 2001, unless terminated earlier upon death, disability, notice from us, with or without cause, or voluntary resignation.

  In April 1999, we entered into an amended and restated employment agreement with Mr. Allsop to serve as our President of International Division and Chairman of the board for a base salary of $105,000 per year. Pursuant to the agreement, Mr. Allsop's base salary was increased to $135,000 per year upon Mr. Allsop's relocation to our new London office. Mr. Allsop is entitled to receive a supplement of $8,000 to his base salary to compensate him for the higher cost of living abroad. Mr. Allsop is also eligible to receive a bonus of up to 20% of his base salary upon achievement of performance goals mutually determined by Mr. Allsop and our Chief Executive Officer. Mr. Allsop received options to purchase 33,333 shares of our common stock at an exercise price of $0.33 per share. Of these options, 8,333 vested on January 1, 1999, and the remainder are vesting in a series of 36 equal monthly installments over Mr. Allsop's period of service with us, as measured from January 1, 1999. Mr. Allsop is also entitled to 26 additional weeks of salary if he is terminated without cause. Mr. Allsop's employment agreement terminates in June 2001, unless terminated earlier upon death, disability, notice from us, with or without cause, or voluntary resignation.

                         COMPENSATION COMMITTEE REPORT

Overview and Philosophy

  Our compensation committee is responsible for establishing the compensation payable to our executive officers, including the Named Executive Officers. Such compensation is primarily comprised of the following elements: base salary, annual performance incentives, stock options and executive benefits.

  It is the committee's objective that executive compensation be directly influenced by our business results. Accordingly, our executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values. Industry compensation surveys are also reviewed in the committee's assessment of appropriate compensation levels.

  The committee recognizes that the highly-specialized industry sector in which we operate is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that we be assured of retaining and rewarding our executive personnel essential in contributing to the attainment of our performance goals. For these reasons, the committee believes our executive compensation arrangements must remain competitive with other e-commerce companies.

Cash Compensation

  A key objective of our executive compensation program is to position its key executives to earn annual cash compensation (base salary plus bonus) generally equaling or exceeding that which the executive would earn at other companies in the industry.

  Base salaries for our executive officers are established considering a number of factors, including our growth and profit margins, the executive's performance and contribution to our overall performance, and the salary levels of comparable positions reported in industry surveys. The committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

Stock Options

  The committee grants stock options under the 1999 plan to provide direct linkage with stockholder interests. The committee considers the stock options previously granted to that individual, industry practices, the executive's performance and accountability level, and assumed, potential stock value when determining stock option grants. The committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive's gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as our only long-term incentive and retention tool for executives and other key employees. Stock options provide an incentive to executives to maximize long term profitable growth which ordinarily, over time, should be reflected in the price of our stock.

Benefits

  We provide benefits to the Named Executive Officers that are generally available to other executives in the industry. The amount of such executive-level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to compensation, did not, for any executive officer, exceed 10% of his or her total salary and bonus for fiscal year 1999. The committee believes, based upon the review of industry practices and published benefits surveys, that our officers receive approximately average benefit levels when compared to other companies in the same industry.

Chief Executive Officer Performance and Compensation

  In setting the total compensation payable to our Chief Executive Officer for the 1999 fiscal year, the compensation committee sought to make that compensation competitive with the compensation paid to the Chief Executive Officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to our performance and stock price appreciation.

  The compensation committee adjusted Mr. Harrington's base salary for the 1999 fiscal year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level with similarly situated Chief Executive Officers. With respect to Mr. Harrington's base salary, it is the compensation committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by our performance factors. For the 1999 fiscal year, Mr. Harrington's base salary was approximately at the median of the base salary levels of other Chief Executive Officers at the surveyed companies.

  The remaining components of Mr. Harrington's 1999 fiscal year compensation, however, were primarily dependent upon corporate performance. Mr. Harrington was eligible for a cash bonus for the 1999 fiscal year conditioned on our attainment of performance goals with the additional consideration to be given to individual business plan objectives. A $50,000 bonus was paid to him for fiscal 1999 because he attained his performance goals. The compensation committee awarded a stock option grant to Mr. Harrington in fiscal 1999 in order to provide him with an equity incentive to continue contributing to our financial success. The option will have value for Mr. Harrington only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

  Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to our executive officers for fiscal year 1999 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to any of our executive officers for fiscal year 2000 will exceed that limit. Our 1999 plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The compensation committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

  It is the opinion of the committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                          The Compensation Committee of the
                                           Board

                                          Peter J. Huff
                                          Robert R. Maxfield
                                          Lloyd D. Ruth

Stock Performance Graph

  The graph depicted below shows a comparison of our cumulative total stockholder returns, the Nasdaq Stock Market Index and the Chase H&Q Internet Index.

                                 Fogdog, Inc.
                           Chase H&Q Internet Index
                        Nasdaq Stock Market--U.S. Index

                           [STOCK PERFORMANCE GRAPH]

CHASE H&Q INDEX PRODUCTS AND SERVICES:
2000 PROXY PERFORMANCE GRAPH DATA
MONTHLY DATA SERIES
             #REF!

                                               Nasdaq Stock Market-
 DATES     Fogdog, Inc.    Chase H&Q Internet           U.S.
 -----     ------------    ------------------   ---------------------
9-Dec-99      100.00             100.00               100.00
 Dec-99        86.36             111.75               113.99

  Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the compensation committee report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In March and April 1999, we sold to various investors, including entities affiliated with Draper Fisher Jurvetson, entities affiliated with Whitney Equity Partners, entities affiliated with Sprout Group, entities affiliated with Marquette Ventures and entities affiliated with Venrock Associates, an aggregate of 11,657,277 shares of our Series C preferred stock for an aggregate consideration of $18,000,000. Mr. Packard, a director, is affiliated with Draper Fisher Jurvetson, Mr. Huff, a former director, is affiliated with Whitney Equity Partners, Mr. Ruth, a director, is affiliated with Marquette Ventures and Mr. Rothrock, a director, is affiliated with Venrock Associates. At the time of the transaction, Vertex Management, Sprout Group and Venrock Associates became greater than five percent stockholders of Fogdog, Inc. and Sprout Group and Marquette Ventures and Venrock Associates appointed representatives to our board of directors. In September 1999, we issued and sold 3,529,410 shares of our Series D preferred stock for an aggregate purchase price of $15,300,000 to various investors, including entities affiliated with Draper Fisher Jurvetson, entities affiliated with Whitney Equity Partners, entities affiliated with Venrock Associates, entities affiliated with Sprout Group L.P. and entities affiliated with Marquette Venture Partners. We also sold Series D preferred stock to a number of investors, none of which are our officers, directors or greater than five percent stockholders. In September 1999, we issued to Nike USA, Inc. a warrant to purchase an aggregate of 4,114,349 shares of our Series C preferred stock at an exercise price of $1.54 per share. Upon the consummation of our public offering, this warrant automatically became exercisable for 4,114,349 shares of our common stock.

  Agreement with Nike USA, Inc. In September 1999, we entered into an agreement with Nike USA, Inc., pursuant to which we have the right to market on our web site the generally available Nike product lines, including Jordan, Bauer, Nike ACG, Nike Golf and Nike Team Sports. We will receive a discount on the products we purchase. Under the agreement, we also have advance product availability for mutually agreed upon, newly released products. The agreement prohibits us from selling any of these products to consumers with shipping addresses outside of the United States unless Nike.com is allowed to sell in those countries and the sales do not constitute a violation of any agreement with any third party. We also agreed to use Nike USA as the exclusive supplier of Nike brand products, and Nike USA agreed not to sell its products to any other retailer that sells only on the Internet, except entities affiliated with Nike customers that derive the majority of their revenue from traditional retail stores or entities that serve as web sales outsourcing providers for these Nike customers through March 2000. Nike USA may terminate the agreement at any time without cause upon 90 days notice to us, but must pay us a termination fee if it exercises this right prior to December 31, 2001.

  In addition to the indemnification provisions contained in our Restated Certificate of Incorporation and Bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of Fogdog, Inc., (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

  All future transactions between our officers, directors, principal stockholders and affiliates and us will be approved by a majority of the independent and disinterested members of the board of directors and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The members of the board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their fiscal year 1999 transactions in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 1999, we believe that the executive officers and the board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

                                                                       EXHIBIT A

                                 FOGDOG, INC.

                           1999 STOCK INCENTIVE PLAN
                           -------------------------
                (amended and restated as of February 25, 2000)

                                  ARTICLE ONE

                               GENERAL PROVISIONS
                               ------------------

     I.   PURPOSE OF THE PLAN

          This 1999 Stock Incentive Plan is intended to promote the interests of Fogdog, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A. The Plan shall be divided into five separate equity incentives programs:

              - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

              - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

              - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

              - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

              - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

          D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

              (i)    Employees,

              (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

              (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

          C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

          F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 7,796,631 shares. Such reserve shall consist of (i) the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to outstanding options under the Predecessor Plan, (ii) an additional increase of approximately 800,000 shares approved by the Corporation's stockholders prior to the Underwriting Date, plus (iii) an increase of 1,500,000 shares added to the Plan in connection with the amendment to the Plan approved by the Board on February 25, 2000 and to be approved at the Corporation's 2000 annual meeting of stockholders.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year for calendar years 2001 through 2005, by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 2,000,000 shares.

          C. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,000,000 shares of Common Stock in the aggregate per calendar year.

          D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, Section II of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan and (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------

      I.  OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                    --------
shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.  Exercise Price.
              --------------

              1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

                  (i)   cash or check made payable to the Corporation,

                  (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                  (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.  Exercise and Term of Options.  Each option shall be exercisable
              ----------------------------
at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

          C.  Effect of Termination of Service.
              --------------------------------

              1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                  (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                  (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

                  (iii) Should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

                  (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

              2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                  (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                  (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

              D.  Stockholder Rights.  The holder of an option shall have no
                  ------------------
stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

              E.  Repurchase Rights.  The Plan Administrator shall have the
                  -----------------
discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

              F.  Limited Transferability of Options.  During the lifetime of
                  ----------------------------------
the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
                                 ---

           A.  Eligibility.  Incentive Options may only be granted to Employees.
               -----------

           B.  Dollar Limitation.  The aggregate Fair Market Value of the
               -----------------
shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

           C.  10% Stockholder.  If any Employee to whom an Incentive Option
               ---------------
is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

           A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

           B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

           C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

           D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain
--------
the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

           E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

           F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

           G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

           H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

           I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     V.    STOCK APPRECIATION RIGHTS

           A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

           B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

               (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

               (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection
     -----
     notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

               (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

               (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

               (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                                 ARTICLE THREE

                    SALARY INVESTMENT OPTION GRANT PROGRAM
                    --------------------------------------

     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than
Fifty Thousand Dollars ($50,000.00).   Each individual who files such a timely
authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however,
                                                          --------
that each such document shall comply with the terms specified below.

          A.  Exercise Price.
              --------------

              1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.  Number of Option Shares.  The number of shares of Common Stock
              -----------------------
subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A / (B x 66-2/3%), where

               X is the number of option shares,

               A is the dollar amount of the reduction in the Optionee's base salary for the calendar year to be in effect pursuant to this program, and

               B is the Fair Market Value per share of Common Stock on the option grant date.

          C.  Exercise and Term of Options.  The option shall become
              ----------------------------
exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D.  Effect of Termination of Service.  Should the Optionee cease
              --------------------------------
Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option
                   ------
term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-
                                 ------
year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III.  CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

           A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully vested shares until the earlier of (i) the expiration of the ten (10)-year
                        -------
option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

           B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii)
--------
the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

           C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

           D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

           E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.   REMAINING TERMS

           The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE FOUR

                            STOCK ISSUANCE PROGRAM
                            ----------------------

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

           A.  Purchase Price.
               --------------

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                   (i)   cash or check made payable to the Corporation, or
                   (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

           B.  Vesting Provisions.
               ------------------

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

     II.   CORPORATE TRANSACTION/CHANGE IN CONTROL

           A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

           B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

           C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

     III.  SHARE ESCROW/LEGENDS

           Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FIVE

                        AUTOMATIC OPTION GRANT PROGRAM
                        ------------------------------

     I.   OPTION TERMS

          A.  Grant Dates.  Option grants shall be made on the dates specified
              -----------
below:

              1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

              2. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 2,500-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B.  Exercise Price.
              --------------

              1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C.  Option Term.  Each option shall have a term of ten (10) years
              -----------
measured from the option grant date.

           D.  Exercise and Vesting of Options.  Each option shall be
               -------------------------------
immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 10,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of three (3) successive equal annual installments upon the Optionee's completion of each year of service as a Board member over the three (3)-year period measured from the option grant date. The shares subject to each annual 2,500-share option grant shall vest in one installment upon the Optionee's completion of the one (1)-year period of service measured from the grant date.

           E.  Limited Transferability of Options.  Each option under this
               ----------------------------------
Article Five may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

           F.  Termination of Board Service.  The following provisions shall
               ----------------------------
govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

               (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

               (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully vested shares of Common Stock.

               (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.  CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. All outstanding repurchase rights under this Article Five shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

          D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III.  REMAINING TERMS

           The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SIX

                       DIRECTOR FEE OPTION GRANT PROGRAM
                       ---------------------------------

     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

          A.  Exercise Price.
              --------------

              1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.  Number of Option Shares.  The number of shares of Common Stock
              -----------------------
subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A / (B x 66-2/3%), where

               X is the number of option shares,

               A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

               B is the Fair Market Value per share of Common Stock on the option grant date.

          C.  Exercise and Term of Options.  The option shall become
              ----------------------------
exercisable in a series of twelve (12) equal monthly installments upon the Optionee's completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D.  Limited Transferability of Options.  Each option under this
              ----------------------------------
Article Six may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          E.  Termination of Board Service.  Should the Optionee cease Board
              ----------------------------
service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the
-------
expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          F.  Death or Permanent Disability.  Should the Optionee's service as
              -----------------------------
a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully vested shares until the earlier of (i) the expiration of the ten
                                        -------
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee's death while holding such option, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

          Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three
-------
(3)-year period measured from the date of the Optionee's cessation of Board service.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully vested shares until the earlier of (i) the expiration of the ten (10)-year
                        -------
option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii)
--------
the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the

Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Director Fee Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE SEVEN

                                 MISCELLANEOUS
                                 -------------

     I.  FINANCING

         The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          Stock Withholding:  The election to have the Corporation withhold,
          -----------------
from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          Stock Delivery:  The election to deliver to the Corporation, at the
          --------------
time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          D.  The Plan shall terminate upon the earliest to occur of (i)
                                                --------
September 21, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on September 21, 2009, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII.  NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   APPENDIX
                                   --------

          The following definitions shall be in effect under the Plan:

          A.  Automatic Option Grant Program shall mean the automatic option
              ------------------------------
grant program in effect under Article Five of the Plan.

          B.  Board shall mean the Corporation's Board of Directors.
              -----

          C.  Change in Control shall mean a change in ownership or control of
              -----------------
the Corporation effected through either of the following transactions:

              (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

              (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          D.  Code shall mean the Internal Revenue Code of 1986, as amended.
              ----

          E.  Common Stock shall mean the Corporation's common stock.
              ------------

          F.  Corporate Transaction shall mean either of the following
              ---------------------
stockholder-approved transactions to which the Corporation is a party:

              (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

              (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          G.  Corporation shall mean Fogdog, Inc., a Delaware corporation, and
              -----------
any corporate successor to all or substantially all of the assets or voting stock of Fogdog, Inc. which shall by appropriate action adopt the Plan.

          H.  Director Fee Option Grant Program shall mean the special stock
              ---------------------------------
option grant in effect for non-employee Board members under Article Six of the Plan.

          I.  Discretionary Option Grant Program shall mean the discretionary
              ----------------------------------
option grant program in effect under Article Two of the Plan.

          J.  Employee shall mean an individual who is in the employ of the
              --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K.  Exercise Date shall mean the date on which the Corporation shall
              -------------
have received written notice of the option exercise.

          L.  Fair Market Value per share of Common Stock on any relevant date
              -----------------
shall be determined in accordance with the following provisions:

              (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no
                                      -----------------------
     closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If
                                                    -----------------------
     there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

         M.   Hostile Take-Over shall mean the acquisition, directly or
              -----------------
indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

           N.  Incentive Option shall mean an option which satisfies the
               ----------------
requirements of Code Section 422.

           O.  Involuntary Termination shall mean the termination of the
               -----------------------
Service of any individual which occurs by reason of:

               (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

           P.  Misconduct shall mean the commission of any act of fraud,
               ----------
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

           Q.  1934 Act shall mean the Securities Exchange Act of 1934, as
               --------
amended.

           R.  Non-Statutory Option shall mean an option not intended to
               --------------------
satisfy the requirements of Code Section 422.

           S.  Optionee shall mean any person to whom an option is granted
               --------
under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

           T.  Parent shall mean any corporation (other than the Corporation)
               ------
in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           U.  Participant shall mean any person who is issued shares of Common
               -----------
Stock under the Stock Issuance Program.

           V.  Permanent Disability or Permanently Disabled shall mean the
               --------------------------------------------
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

           W.  Plan shall mean the Corporation's 1999 Stock Incentive Plan, as
               ----
set forth in this document.

           X.  Plan Administrator shall mean the particular entity, whether
               ------------------
the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

           Y.  Plan Effective Date shall mean the date the Plan shall become
               -------------------
effective and shall be coincident with the Underwriting Date.

           Z.  Predecessor Plan shall mean the Corporation's Amended and
               ----------------
Restated 1996 Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

           AA.  Primary Committee shall mean the committee of two (2) or more
                -----------------
non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

           BB.  Salary Investment Option Grant Program shall mean the salary
                --------------------------------------
investment option grant program in effect under Article Three of the Plan.

           CC.  Secondary Committee shall mean a committee of one or more
                -------------------
Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

           DD.  Section 16 Insider shall mean an officer or director of the
                ------------------
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

           EE.  Service shall mean the performance of services for the
                -------
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

           FF.  Stock Exchange shall mean either the American Stock Exchange or
                --------------
the New York Stock Exchange.

           GG.  Stock Issuance Agreement shall mean the agreement entered into
                ------------------------
by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

           HH.  Stock Issuance Program shall mean the stock issuance program
                ----------------------
in effect under Article Four of the Plan.

           II.  Subsidiary shall mean any corporation (other than the
                ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           JJ.  Take-Over Price shall mean the greater of (i) the Fair Market
                ---------------                -------
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

           KK.  10% Stockholder shall mean the owner of stock (as determined
                ---------------
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

           LL.  Underwriting Agreement shall mean the agreement between the
                ----------------------
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

           MM.  Underwriting Date shall mean the date on which the Underwriting
                -----------------
Agreement is executed and priced in connection with an initial public offering of the Common Stock.

           NN.  Withholding Taxes shall mean the Federal, state and local
                -----------------
income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

--------------------------------------------------------------------------------

                                 FOGDOG, INC.

                                     PROXY

           Annual Meeting of Stockholders to be held on May 25, 2000

         This Proxy is Solicited on Behalf of the Board of Directors of
                                  Fogdog, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 25, 2000 and the Proxy Statement and appoints Timothy P. Harrington and Bryan J. LeBlanc and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Fogdog, Inc. (the "Company"), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California 94306, on Thursday, May 25, 2000 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

  The board of directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR the election of the directors listed above and FOR the other proposals if no specification is made.

                (Continued and to be signed on the other side)

--------------------------------------------------------------------------------

     1. To elect the following two directors to serve for a three-year term ending upon the year 2003 Annual Meeting of stockholders and until their successors are elected and qualified:

          Ralph T. Parks    FOR [_]     WITHHOLD AUTHORITY TO VOTE [_]
          Donna de Varona   FOR [_]     WITHHOLD AUTHORITY TO VOTE [_]

     2. FOR [_]  AGAINST [_]  ABSTAIN [_]  To approve the amendment to the
                                           Company's 1999 Stock Incentive Plan
                                           that will increase the number of
                                           shares of common stock authorized for
                                           issuance over the term of the 1999
                                           Stock Incentive Plan by an additional
                                           1,500,000 shares.

     3. FOR [_]  AGAINST [_]  ABSTAIN [_]  To ratify the appointment of
                                           PricewaterhouseCoopers LLP as
                                           independent auditors of the Company
                                           for the fiscal year ending December
                                           31, 2000.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


  Please print the name(s) appearing
  on each share certificate(s) over
  which you have voting authority:____________________________________________
                                         (Print name(s) on certificate)

  Please sign your name: _____________________________________________________
                                     (Authorized Signature)

  Date:_______________________________________________________________________